FNF Reports Fourth Quarter and Full Year 2024 Financial Results

Jacksonville, Fla. – (February 20, 2025) - Fidelity National Financial, Inc. (NYSE:FNF) (“FNF” or the “Company”), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (“F&G”), today reported financial results for the fourth quarter and twelve months ended December 31, 2024.

Net earnings attributable to common shareholders for the fourth quarter were $450 million, or $1.65 per diluted share (per share), compared to a net loss of $69 million, or $0.25 per share, for the fourth quarter of 2023. Full year net earnings attributable to common shareholders of $1.3 billion, or $4.65 per share, compared to $517 million, or $1.91 per share, for the year ended December 31, 2023. Net earnings attributable to common shareholders include mark-to-market effects and non-recurring items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the fourth quarter were $366 million, or $1.34 per share, compared to $204 million, or $0.75 per share, for the fourth quarter of 2023. Full year adjusted net earnings of $1.3 billion, or $4.63 per share, compared to $962 million, or $3.55 per share, for the year ended December 31, 2023.
•The Title Segment contributed $263 million and $877 million for the fourth quarter and full year 2024, respectively, compared to $174 million and $760 million for the fourth quarter and full year 2023, respectively
•The F&G Segment contributed $123 million and $475 million for the fourth quarter and full year 2024, respectively, compared to $64 million and $285 million for the fourth quarter and full year 2023, respectively
•The Corporate Segment, before eliminating dividend income from F&G in the consolidated financial statements, had adjusted net earnings of $8 million and $21 million for the fourth quarter and full year 2024, respectively, compared to adjusted net losses of $12 million and $18 million for fourth quarter and full year 2023, respectively
•FNF’s consolidated adjusted net earnings per share include significant items in the F&G Segment. The F&G Segment’s adjusted net earnings include alternative investment returns below our long-term expectations of $0.10 and $0.45 for the fourth quarter and full year 2024, respectively, as compared to $0.11 and $0.48 for the fourth quarter and full year 2023, respectively. In addition, F&G’s adjusted net earnings include significant income items of $0.07 and $0.11 for the fourth quarter and full year 2024, respectively, as compared to significant expense items of $0.06 and $0.16 for the fourth quarter and full year 2023, respectively. Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation

Company Highlights

•Title Segment delivered strong outperformance in the current market: For the Title Segment, total revenue of $2.0 billion and $7.7 billion for the quarter and full year, respectively, compared to $1.7 billion and $7.0 billion for the fourth quarter and full year 2023, respectively. Total revenue, excluding recognized gains and losses, of $2.1 billion for the fourth quarter, a 23% increase over the fourth quarter of 2023, and $7.7 billion for the full year, a 9% increase over full year 2023. Our industry leading adjusted pre-tax title margin was 16.6% and 15.1% for the fourth quarter and full year, respectively. Notably, adjusted pre-tax title margin for the fourth quarter was the best of 2024 and the highest over the past nine quarters
•F&G Segment gross sales drove record assets under management: For the F&G Segment, gross sales of $3.5 billion for the fourth quarter, a 15% decrease from the near record fourth quarter of 2023. Record gross sales of $15.3 billion for the full year, a 16% increase over full year 2023. F&G achieved record assets under management before flow reinsurance of $65.3 billion at the end of the fourth quarter, an increase of 17% over the fourth quarter of 2023
•Sustainable common dividend backed by strong balance sheet: FNF paid common dividends of $0.50 per share for $141 million in the fourth quarter and ended the year with $786 million in cash and short-term liquid investments at the holding company

William P. Foley, II, Chairman, commented, “We delivered an industry leading adjusted pre-tax Title margin of 15.1% for the full year 2024 which is an outstanding result and validation of the operational efficiencies that our management team has achieved over the last decade. Our Title segment has significantly outperformed prior cycle troughs and is well positioned for the eventual upturn in the residential housing market once mortgage interest rates begin to normalize. F&G’s business has continued to perform above our expectations having achieved record assets under management before flow reinsurance of $65.3 billion at year end driven by record gross sales of $15.3 billion. Given this strong growth, F&G contributed 38% of FNF’s consolidated adjusted net earnings for the full year 2024 as compared to 30% in 2023. F&G is a strong growth engine which we expect to continue as they execute against their medium-term financial goals.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	2024	2023
Total revenue	$3,621	$3,432	$13,681	$11,752
F&G total gross sales[1]	$3,469	$4,083	$15,262	$13,153
F&G assets under management (AUM)[1]	$53,817	$49,103	$53,817	$49,103
F&G AUM before flow reinsurance[1]	$65,274	$55,928	$65,274	$55,928
Total assets	$95,372	$80,614	$95,372	$80,614
Adjusted pre-tax title margin	16.6%	11.8%	15.1%	13.7%
Net earnings attributable to common shareholders	$450	$(69)	$1,270	$517
Net earnings per share attributable to common shareholders	$1.65	$(0.25)	$4.65	$1.91
Adjusted net earnings[1]	$366	$204	$1,265	$962
Adjusted net earnings per share[1]	$1.34	$0.75	$4.63	$3.55
Weighted average common diluted shares	273	272	273	271
Total common shares outstanding	275	273	275	273

1 See definition of non-GAAP measures below

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services, and home warranty.

Mike Nolan, Chief Executive Officer, said, “I am very proud of our financial results, including our industry leading 16.6% adjusted pre-tax Title margin for the fourth quarter of 2024, which reflect our pioneering work and investment that we have made over many years. We have become more efficient across our operational footprint through our SoftPro integrated operating platform and enhanced our customer experience through proven tools such as our InHere digital transaction platform. We continue to improve the efficiency of our operations while exploring further innovation with generative AI tools and continuing our focus on enhancing the title and settlement processes. We are continually striving to improve our margins like what we have achieved this past year and are well positioned to thrive in the year ahead.”

Fourth Quarter 2024 Highlights

•Total revenue of $2.0 billion, compared with $1.7 billion in the fourth quarter of 2023
•Total revenue, excluding recognized gains and losses, of $2.1 billion, a 23% increase over the fourth quarter of 2023
◦Direct title premiums of $625 million, a 28% increase over fourth quarter of 2023
◦Agency title premiums of $787 million, a 27% increase over fourth quarter of 2023
◦Commercial revenue of $376 million, a 28% increase over fourth quarter of 2023
•Purchase orders opened increased 6% on a daily basis over the fourth quarter of 2023, and purchase orders closed increased 9% on a daily basis over the fourth quarter of 2023
•Refinance orders opened increased 46% on a daily basis and refinance orders closed increased 61% on a daily basis over the fourth quarter of 2023
•Commercial orders opened increased 9% and commercial orders closed increased 10% over the fourth quarter of 2023
•Total fee per file of $3,909 for the fourth quarter, a 3% increase over the fourth quarter of 2023

Fourth Quarter 2024 Financial Results

•Pre-tax title margin of 13.5% and industry leading adjusted pre-tax title margin of 16.6% for the fourth quarter of 2024, compared to 14.0% and 11.8% for the fourth quarter of 2023, respectively
•Pre-tax earnings from continuing operations in Title for the fourth quarter of $271 million, compared with $245 million for the fourth quarter of 2023
•Adjusted pre-tax earnings in Title for the fourth quarter of $343 million, compared with $198 million for the fourth quarter of 2023

Full Year 2024 Financial Results

•Pre-tax title margin of 14.2% and industry leading adjusted pre-tax title margin of 15.1% for the full year, compared to 12.5% and 13.7% for the full year 2023, respectively
•Pre-tax earnings from continuing operations in Title for the full year of $1.1 billion, compared to $883 million for the full year 2023
•Adjusted pre-tax earnings in Title for the full year of $1.2 billion, compared to $964 million for the full year 2023

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Chris Blunt, Chief Executive Officer, commented, “We reported record gross sales of $15.3 billion for the full year 2024, a 16% increase over 2023. Notably, gross sales have more than tripled since 2020. During 2024, we achieved record full year retail channel and pension risk transfer sales due to favorable market conditions and secular demand for our products that is poised to persist. Lastly, we continue to execute our capital light, strategic initiatives through utilizing flow reinsurance and growing our owned distribution business which, taken together, offer F&G a higher return earnings stream. We enter 2025 with strong momentum and I am excited with the opportunities to further grow AUM before flow reinsurance and adjusted net earnings.”

Fourth Quarter 2024

•Profitable gross sales: Gross sales of $3.5 billion for the fourth quarter, a decrease of 15% from the near record fourth quarter of 2023
•Net sales of $2.5 billion for the fourth quarter, in line with the fourth quarter of 2023
•Record AUM before flow reinsurance of $65.3 billion at the end of the fourth quarter increased 17% over the fourth quarter of 2023. This included record AUM of $53.8 billion, an increase of 10% over the fourth quarter of 2023 driven by retained new business flows
•Net earnings attributable to common shareholders for F&G Segment of $274 million for the fourth quarter due to favorable mark-to-market movement, compared to a net loss of $251 million for the fourth quarter of 2023 which included unfavorable mark-to-market movement
•Adjusted net earnings attributable to common shareholders for F&G Segment of $123 million for the fourth quarter, compared to $64 million for the fourth quarter of 2023
◦F&G’s adjusted net earnings reflect alternatives investment portfolio short-term mark-to-market movement that differs from long-term return expectation. The fourth quarter of 2024 includes short term investment income from alternative investments and $19 million of net significant income items, whereas the fourth quarter of 2023 included short term investment income from alternative investments and $16 million of net significant expense items
◦As compared to the prior year quarter, adjusted net earnings reflect asset growth, margin diversification from accretive flow reinsurance fees and owned distribution margin, disciplined expense management and higher interest expense due to planned capital market activity
◦Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation

Full Year 2024

•Record gross sales: Gross sales of $15.3 billion for the full year, an increase of 16% over the full year 2023, driven by record retail channel and robust institutional market sales
•Record net sales of $10.6 billion for the full year, compared to $9.2 billion for the full year 2023
•Record AUM before flow reinsurance of $65.3 billion at year-end 2024 increased 17% over year-end 2023. This included record AUM of $53.8 billion, an increase of 10% over year-end 2023 driven by retained new business flows
•Net earnings attributable to common shareholders for F&G Segment of $538 million for the full year due to favorable mark-to-market movement, compared to a net loss of $46 million for the full year 2023 which included unfavorable mark-to-market movement
•Adjusted net earnings attributable to common shareholders for F&G Segment of $475 million for the full year, compared to $285 million for the full year 2023
◦F&G’s adjusted net earnings reflect alternatives investment portfolio short-term mark-to-market movement that differs from long-term return expectation. The full year 2024 includes short term investment income from alternative investments and $30 million of net significant income items, whereas the full year 2023 included short term investment income from alternative investments and $43 million of net significant expense items

◦As compared to the prior year, adjusted net earnings reflect asset growth, margin diversification from accretive flow reinsurance fees and owned distribution margin, disciplined expense management and higher interest expense due to planned capital market activity
◦Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation

Conference Call
We will host a call with investors and analysts to discuss FNF’s fourth quarter and full year 2024 results on Friday, February 21, 2025, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political crisis, war and pandemic conditions, including ongoing geopolitical conflicts; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries, including regulation of title insurance and services and privacy and data protection laws; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission.
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
December 31, 2024
Direct title premiums	$625	$625	$—	$—	$—
Agency title premiums	787	787	—	—	—
Escrow, title related and other fees	1,766	560	1,169	37	—
Total title and escrow	3,178	1,972	1,169	37	—

Interest and investment income	816	97	707	40	(28)
Recognized gains and losses, net	(373)	(57)	(317)	1	—
Total revenue	3,621	2,012	1,559	78	(28)

Personnel costs	832	709	81	42	—
Agent commissions	606	606	—	—	—
Other operating expenses	406	327	54	25	—
Benefits & other policy reserve changes	927	—	927	—	—
Market risk benefit (gains) losses	(105)	—	(105)	—	—
Depreciation and amortization	194	35	152	7	—
Provision for title claim losses	64	64	—	—	—
Interest expense	57	—	38	19	—
Total expenses	2,981	1,741	1,147	93	—

Pre-tax earnings (loss)	$640	$271	$412	$(15)	$(28)

Income tax expense (benefit)	144	75	85	(16)	—
Earnings (loss) from equity investments	12	12	—	—	—
Non-controlling interests	58	5	53	—	—

Net earnings (loss) attributable to common shareholders	$450	$203	$274	$1	$(28)

EPS attributable to common shareholders - basic	$1.65

EPS attributable to common shareholders - diluted	$1.65

Weighted average shares - basic	272
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
December 31, 2024
Net earnings (loss) attributable to common shareholders	$450	$203	$274	$1	$(28)

Pre-tax earnings (loss)	$640	$271	$412	$(15)	$(28)

Non-GAAP Adjustments
Recognized (gains) and losses, net	23	57	(33)	(1)	—
Market related liability adjustments	(233)	—	(233)	—	—
Purchase price amortization	38	15	21	2	—
Pension retirement charge	(1)	—	—	(1)	—
Immediately vested stock compensation expense	12	—	—	12	—
Transaction and other costs	19	—	19	—	—

Adjusted pre-tax earnings (loss)	$498	$343	$186	$(3)	$(28)

Total non-GAAP, pre-tax adjustments	$(142)	$72	$(226)	$12	$—
Income taxes on non-GAAP adjustments	28	(17)	48	(3)	—
Non-controlling interest on non-GAAP adjustments	27	—	27	—	—
Deferred tax asset valuation allowance	3	5	—	(2)	—
Total non-GAAP adjustments	$(84)	$60	$(151)	$7	$—

Adjusted net earnings (loss) attributable to common shareholders	$366	$263	$123	$8	$(28)

Adjusted EPS attributable to common shareholders - diluted	$1.34

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
December 31, 2023
Direct title premiums	$489	$489	$—	$—	$—
Agency title premiums	619	619	—	—	—
Escrow, title related and other fees	1,429	488	890	51	—
Total title and escrow	2,537	1,596	890	51	—

Interest and investment income	692	86	589	39	(22)
Recognized gains and losses, net	203	65	133	5	—
Total revenue	3,432	1,747	1,612	95	(22)

Personnel costs	742	636	65	41	—
Agent commissions	474	474	—	—	—
Other operating expenses	387	303	39	45	—
Benefits & other policy reserve changes	1,632	—	1,632	—	—
Market risk benefit (gains) losses	115	—	115	—	—
Depreciation and amortization	155	39	110	6	—
Provision for title claim losses	50	50	—	—	—
Interest expense	45	—	26	19	—
Total expenses	3,600	1,502	1,987	111	—

Pre-tax earnings (loss)	$(168)	$245	$(375)	$(16)	$(22)

Income tax expense (benefit)	(53)	16	(76)	7	—
Earnings from equity investments	1	1	—	—	—
Non-controlling interests	(45)	2	(48)	1	—

Net earnings (loss) attributable to common shareholders	$(69)	$228	$(251)	$(24)	$(22)

EPS attributable to common shareholders - basic	$(0.25)

EPS attributable to common shareholders - diluted	$(0.25)

Weighted average shares - basic	271
Weighted average shares - diluted	272

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
December 31, 2023
Net earnings (loss) attributable to common shareholders	$(69)	$228	$(251)	$(24)	$(22)

Pre-tax earnings (loss)	$(168)	$245	$(375)	$(16)	$(22)

Non-GAAP Adjustments
Recognized (gains) and losses, net	44	(65)	114	(5)	—
Market related liability adjustments	353	—	353	—	—
Purchase price amortization	27	18	6	3	—
Pension retirement charge	8	—	—	8	—
Cybersecurity incident	10	—	—	10	—
Transaction costs	1	—	—	1	—

Adjusted pre-tax earnings (loss)	$275	$198	$98	$1	$(22)

Total non-GAAP, pre-tax adjustments	$443	$(47)	$473	$17	$—
Income taxes on non-GAAP adjustments	(91)	12	(99)	(4)	—
Non-controlling interest on non-GAAP adjustments	(60)	—	(59)	(1)	—
Deferred tax asset valuation allowance	(19)	(19)	—	—	—
Total non-GAAP adjustments	$273	$(54)	$315	$12	$—

Adjusted net earnings (loss) attributable to common shareholders	$204	$174	$64	$(12)	$(22)

Adjusted EPS attributable to common shareholders - diluted	$0.75

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Twelve Months Ended
December 31, 2024
Direct title premiums	$2,200	$2,200	$—	$—	$—
Agency title premiums	2,953	2,953	—	—	—
Escrow, title related and other fees	5,321	2,196	2,941	184	—
Total title and escrow	10,474	7,349	2,941	184	—

Interest and investment income	3,124	359	2,719	154	(108)
Recognized gains and losses, net	83	(6)	84	5	—
Total revenue	13,681	7,702	5,744	343	(108)

Personnel costs	3,148	2,695	296	157	—
Agent commissions	2,287	2,287	—	—	—
Other operating expenses	1,558	1,251	203	104	—
Benefits & other policy reserve changes	3,791	—	3,791	—	—
Market risk benefit (gains) losses	(25)	—	(25)	—	—
Depreciation and amortization	739	141	569	29	—
Provision for title claim losses	232	232	—	—	—
Interest expense	209	—	132	77	—
Total expenses	11,939	6,606	4,966	367	—

Pre-tax earnings (loss) from continuing operations	$1,742	$1,096	$778	$(24)	$(108)

Income tax expense (benefit)	367	265	136	(34)	—
Earnings (loss) from equity investments	16	16	—	—	—
Non-controlling interests	121	17	104	—	—

Net earnings (loss) attributable to common shareholders	$1,270	$830	$538	$10	$(108)

EPS attributable to common shareholders - basic	$4.69

EPS attributable to common shareholders - diluted	$4.65

Weighted average shares - basic	271
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Twelve Months Ended
December 31, 2024
Net earnings (loss) attributable to common shareholders	$1,270	$830	$538	$10	$(108)

Pre-tax earnings (loss)	$1,742	$1,096	$778	$(24)	$(108)

Non-GAAP Adjustments
Recognized (gains) and losses, net	28	6	27	(5)	—
Market related liability adjustments	(214)	—	(214)	—	—
Purchase price amortization	153	59	84	10	—
Pension retirement charge	(1)	—	—	(1)	—
Immediately vested stock compensation expense	12	—	—	12	—
Transaction and other costs	17	—	16	1	—

Adjusted pre-tax earnings (loss)	$1,737	$1,161	$691	$(7)	$(108)

Total non-GAAP, pre-tax adjustments	$(5)	$65	$(87)	$17	$—
Income taxes on non-GAAP adjustments	1	(16)	21	(4)	—
Deferred tax asset valuation allowance	(4)	(2)	—	(2)	—
Non-controlling interest on non-GAAP adjustments	3	—	3	—	—
Total non-GAAP adjustments	$(5)	$47	$(63)	$11	$—

Adjusted net earnings (loss) attributable to common shareholders	$1,265	$877	$475	$21	$(108)

Adjusted EPS attributable to common shareholders - diluted	$4.63

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

			F&G
Twelve Months Ended	Consolidated	Title		Corporate and Other	Elimination
December 31, 2023
Direct title premiums	$1,982	$1,982	$—	$—	$—
Agency title premiums	2,610	2,610	—	—	—
Escrow, title related and other fees	4,717	2,117	2,413	187	—
Total title and escrow	9,309	6,709	2,413	187	—

Interest and investment income	2,607	338	2,211	123	(65)
Recognized gains and losses, net	(164)	(9)	(124)	(31)	—
Total revenue	11,752	7,038	4,500	279	(65)

Personnel costs	2,908	2,544	232	132	—
Agent commissions	2,008	2,008	—	—	—
Other operating expenses	1,521	1,242	146	133	—
Benefits & other policy reserve changes	3,553	—	3,553	—	—
Market risk benefit (gains) losses	95	—	95	—	—
Depreciation and amortization	593	154	412	27	—
Provision for title claim losses	207	207	—	—	—
Interest expense	174	—	97	77	—
Total expenses	11,059	6,155	4,535	369	—

Pre-tax earnings (loss)	$693	$883	$(35)	$(90)	$(65)

Income tax expense (benefit)	192	181	23	(12)	—
Earnings from equity investments	17	17	—	—	—
Non-controlling interests	1	13	(12)	—	—

Net earnings (loss) attributable to common shareholders	$517	$706	$(46)	$(78)	$(65)

EPS attributable to common shareholders - basic	$1.91
EPS attributable to common shareholders - diluted	$1.91

Weighted average shares - basic	270
Weighted average shares - diluted	271

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Twelve Months Ended
December 31, 2023
Net earnings (loss) attributable to common shareholders	$517	$706	$(46)	$(78)	$(65)

Pre-tax earnings (loss)	$693	$883	$(35)	$(90)	$(65)

Non-GAAP Adjustments
Recognized (gains) and losses, net	254	9	214	31	—
Market related liability adjustments	258	—	258	—	—
Purchase price amortization	108	72	22	14	—
Pension retirement charge	8	—	—	8	—
Cybersecurity incident	10	—	—	10	—
Transaction costs	9	—	3	6	—

Adjusted pre-tax earnings (loss)	$1,340	$964	$462	$(21)	$(65)

Total non-GAAP, pre-tax adjustments	$647	$81	$497	$69	$—
Income taxes on non-GAAP adjustments	(139)	(19)	(104)	(16)	—
Deferred tax asset valuation allowance	—	(8)	—	8	—
Non-controlling interest on non-GAAP adjustments	(63)	—	(62)	(1)	—
Total non-GAAP adjustments	$445	$54	$331	$60	$—

Adjusted net earnings (loss) attributable to common shareholders	$962	$760	$285	$(18)	$(65)

Adjusted EPS attributable to common shareholders - diluted	$3.55

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$67,094	$58,816
Goodwill	5,271	4,830
Title plant	420	418
Total assets	95,372	80,614
Notes payable	4,321	3,887
Reserve for title claim losses	1,713	1,770
Secured trust deposits	551	731
Accumulated other comprehensive (loss) earnings	(2,052)	(2,119)
Non-controlling interests	778	552
Total equity and non-controlling interests	8,532	7,460
Total equity attributable to common shareholders	7,754	6,908

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Twelve Months Ended
(Dollars in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Pre-tax earnings	$271	$245	$1,096	$883
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	57	(65)	6	9
Purchase price amortization	15	18	59	72
Total non-GAAP adjustments	72	(47)	65	81
Adjusted pre-tax earnings	$343	$198	$1,161	$964
Adjusted pre-tax margin	16.6%	11.8%	15.1%	13.7%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Quarterly Opened Orders ('000's except % data)
Total opened orders*	299	352	344	315	257	318	347	308
Total opened orders per day*	4.7	5.5	5.5	5.1	4.1	5.0	5.4	5.0
Purchase % of opened orders	72%	73%	80%	79%	78%	80%	79%	78%
Refinance % of opened orders	28%	27%	20%	21%	22%	20%	21%	22%
Total closed orders*	232	232	229	186	192	224	233	188
Total closed orders per day*	3.7	3.6	3.6	3.0	3.1	3.6	3.6	3.0
Purchase % of closed orders	72%	77%	81%	79%	80%	80%	81%	78%
Refinance % of closed orders	28%	23%	19%	21%	20%	20%	19%	22%

Commercial (millions, except orders in '000's)
Total commercial revenue	$376	$290	$273	$238	$294	$263	$263	$241
Total commercial opened orders	47.5	50.8	50.7	48.7	43.7	49.1	50.2	48.5
Total commercial closed orders	28.9	25.9	25.7	24.3	26.3	25.6	27.7	24.7

National commercial revenue	$208	$151	$145	$123	$164	$131	$132	$123
National commercial opened orders	20.7	21.9	21.4	19.4	18.2	19.2	19.5	18.8
National commercial closed orders	11.8	10.4	9.8	9.2	10.1	9.4	10.1	8.7

Total Fee Per File
Fee per file	$3,909	$3,708	$3,759	$3,555	$3,806	$3,618	$3,598	$3,446
Residential fee per file	$2,772	$2,881	$2,995	$2,746	$2,889	$2,861	$2,897	$2,601
Total commercial fee per file	$13,000	$11,200	$10,600	$9,800	$11,200	$10,300	$9,500	$9,800
National commercial fee per file	$17,600	$14,500	$14,800	$13,400	$16,300	$14,000	$13,000	$14,100

Total Staffing
Total field operations employees	10,300	10,400	10,300	10,000	9,900	10,400	10,600	10,400

Actual title claims paid ($ millions)	$75	$64	$70	$70	$64	$69	$67	$62

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
October 2024	121,000	71%	85,000	70%
November 2024	90,000	74%	72,000	73%
December 2024	88,000	72%	75,000	74%

Fourth Quarter 2024	299,000	72%	232,000	72%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
October 2023	101,000	78%	70,000	80%
November 2023	75,000	79%	54,000	80%
December 2023	81,000	78%	68,000	79%

Fourth Quarter 2023	257,000	78%	192,000	80%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings (loss) attributable to common shareholders to adjusted net earnings attributable to common shareholders. The F&G Segment is reported net of noncontrolling minority interest.

	Three Months Ended		Twelve Months Ended
(Dollars in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net earnings attributable to common shareholders	$274	$(251)	$538	$(46)
Non-GAAP adjustments(1):
Recognized (gains) losses, net	(33)	114	27	214
Market related liability adjustments	(233)	353	(214)	258
Purchase price amortization	21	6	84	22
Transaction and other costs	19	—	16	3
Income taxes on non-GAAP adjustments	48	(99)	21	(104)
Non-controlling interest on non-GAAP adjustments	27	(59)	3	(62)
Adjusted net earnings (loss) attributable to common shareholders(1)	$123	$64	$475	$285

•Adjusted net earnings of $123 million for the fourth quarter of 2024 includes $116 million, or $0.42 per share, of investment income from alternative investments, $13 million, or $0.05 per share, of CLO redemptions and bond prepay income and $6 million, or $0.02 per share, of actuarial model refinements and other items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $143 million, or $0.52 per share.

•Adjusted net earnings of $64 million for the fourth quarter of 2023 include $93 million, or $0.34 per share, of investment income from alternative investments and $16 million, or $0.06 per share, of significant expense items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $124 million, or $0.45 per share.

•Adjusted net earnings of $475 million for the full year 2024 includes $433 million, or $1.59 per share, of investment income from alternative investments, $39 million, or $0.14 per share, of CLO redemptions and bond prepay income, and $12 million, or $0.04 per share, tax valuation allowance, partially offset by $21 million, or $0.08 per share, of net expense from actuarial assumption and model updates and other items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $556 million, or $2.04 per share.

•Adjusted net earnings of $285 million for the twelve months ended December 31, 2023 included $342 million, or $1.26 per share, of investment income from alternative investments and $43 million, or $0.16 per share, of net significant expense items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $472 million, or $1.74 per share.

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

F&G Segment (continued)

The table below provides a summary of sales highlights.

	Three Months Ended		Twelve Months Ended
(In millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total annuity sales	$2,445	$2,895	$11,834	$9,765
Indexed universal life sales	41	39	166	156
Funding agreements (FABN/FHLB)	—	385	1,020	1,256
Pension risk transfer	983	764	2,242	1,976
Gross sales(1)	$3,469	$4,083	$15,262	$13,153
Sales attributable to flow reinsurance to third parties	(1,031)	(1,534)	(4,691)	(3,915)
Net Sales(1)	$2,438	$2,549	$10,571	$9,238

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings attributable to common shareholders

Adjusted net earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings attributable to common shareholders is calculated by adjusting net earnings (loss) attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards;
ii.Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities);
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances in our Title and Corporate and Other segments;
vi.Other and “non-recurring,” “infrequent” or “unusual items”: Other adjustments include removing any charges associated with U.S. guaranty fund assessments as these charges neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, but result from external situations not controlled by the Company. Further, Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that FNF does not wholly own; and
viii.Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction

While these adjustments are an integral part of the overall performance of FNF, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP:

i.total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives;
ii.investments in unconsolidated affiliates at carrying value;
iii.related party loans and investments;
iv.accrued investment income;
v.the net payable/receivable for the purchase/sale of investments; and

vi.cash and cash equivalents excluding derivative collateral at the end of the period.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

AUM before Flow Reinsurance

AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.